EXHIBIT 99

Digi International Reports Fiscal First Quarter 2004 Results
Company Exceeds Revenue and Earnings Per Share Guidance

(Minneapolis, January 15, 2004) - Digi International® Inc. (NASDAQ: DGII) today reported revenue of $26.3 million for the first fiscal quarter of 2004, compared to $25.5 million in the first fiscal quarter of 2003. Revenue for the quarter was slightly above the upper end of management’s previously announced guidance of $25.0 — $26.0 million.

Device Networking Solutions products, which include NetSilicon and the device server product lines, contributed $8.8 million in revenue in the first quarter of fiscal 2004. Revenue from Connectivity Solutions products was $17.5 million in the first fiscal quarter of 2004.

Digi reported net income of $1.6 million for the first fiscal quarter of 2004, or $0.08 per diluted share, compared to a net loss of $42.8 million, or $1.94 per diluted share, during the first fiscal quarter of 2003. Earnings per diluted share for the first fiscal quarter of 2004 exceeded the upper end of management’s guidance of $0.04 — $0.06. In the fiscal first quarter of 2003, Digi adopted Statement of Financial Accounting Standards No. 142 “Goodwill and Other Intangible Assets” (SFAS 142) and recorded a non-cash goodwill impairment charge of $43.9 million as a change in an accounting principle. Income before the cumulative effect of this accounting change was $1.1 million, or $0.05 per diluted share, in the fiscal first quarter of 2003.

The gross margin in the fiscal first quarter of 2004 was 61.2% compared to 60.1% in the fiscal first quarter of 2003. The increase in 2004 is due primarily to higher margin engineering services and software maintenance fees, as well as an emphasis on cost reductions in certain product lines and favorable product mix.

Total operating expenses in the fiscal first quarter of 2004 were $13.8 million compared to $14.0 million in the fiscal first quarter of 2003.

Digi’s cash and cash equivalents and marketable securities balance at the end of the quarter was $60.7 million, an increase of $3.1 million from the end of the prior quarter. Days sales outstanding (DSO) was at 30 days for the fiscal first quarter of 2004, a decrease of two days compared to the previous quarter. Digi’s cash per share at December 31, 2003, defined as cash and cash equivalents and marketable securities divided by shares outstanding of 20,691,530, was $2.93. Tangible book value per share

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at December 31, 2003, defined as stockholders’ equity less net identifiable intangible assets and goodwill divided by shares outstanding of 20,691,530, was $4.18.

“I am pleased with Digi’s performance in the quarter,” said Joe Dunsmore, Chairman, President and CEO of Digi.

Highlights of the quarter

•	Digi launched its new USB Plus series – a complete line of powered USB solutions designed to simplify retail operations by allowing powered USB peripheral devices to be used with a standard, low-cost PC.

•	Digi debuted its new USB Plus Series of powered USB solutions and previewed its AnywhereUSB/4+ at Comdex.

•	Digi expanded its Digi CM™ console server line to include the new Digi CM 48 console server – a secure 48-port console server designed for use in large-scale deployments of data center equipment.

•	Digi entered into an agreement with Rackable Systems to provide its new Digi CM 48 for use in Rackable System’s large-scale data center rack systems.

Second Quarter and Fiscal 2004 Guidance

Digi expects second quarter 2004 revenue to be in the range of $25.5 to $26.5 million and anticipates earnings per diluted share to be in the range of $0.06 to $0.08. For the full fiscal year 2004, Digi continues to forecast an increase in revenue over fiscal year 2003 revenue of 2% to 7%. Digi is increasing its guidance for earnings per diluted share for fiscal 2004 to a range of $0.30 to $0.34, from the previously forecasted range of $0.26 to $0.32. This updated guidance in anticipated earnings per diluted share for fiscal 2004 would result in an increase of 36% to 55% over fiscal 2003 earnings per diluted share before the cumulative effect of the accounting change related to the adoption of SFAS 142 and the tax benefits of the net operating loss carryforwards.

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DIGI INTERNATIONAL INC.
Condensed Consolidated Statement of Operations
(In thousands, except per share and share amounts)
(Unaudited)

	Three months ended

	December 31, 2003	December 31, 2002

Net sales	$26,307	$25,527
Cost of sales	10,203	10,180

Gross margin	16,104	15,347

Operating expenses:
Sales and marketing	6,076	6,157
Research and development	4,511	4,145
General and administrative	1,940	2,083
Intangibles amortization	1,298	1,711
Restructuring	—	(132)

Total operating expenses	13,825	13,964
Gain from forgiveness of grant payable	—	67

Operating income	2,279	1,450
Other income, net	74	15

Income before income taxes and cumulative effect of accounting change	2,353	1,465
Income tax provision	706	396

Income before cumulative effect of accounting change	1,647	1,069
Cumulative effect of accounting change	—	(43,866)

Net income (loss)	$1,647	$(42,797)
Income (loss) per common share, basic:
Before cumulative effect of accounting change	$0.08	$0.05
Cumulative effect of accounting change	—	(1.99)

	$0.08	$(1.94)

Income (loss) per common share, diluted:
Before cumulative effect of accounting change	$0.08	$0.05
Cumulative effect of accounting change	—	(1.99)

	$0.08	$(1.94)

Weighted average common shares, basic	20,497,909	22,068,349

Weighted average common shares, diluted	21,276,303	22,085,535

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DIGI INTERNATIONAL INC.
Condensed Consolidated Balance Sheets
(In thousands)

	December 31, 2003	September 30, 2003

	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents and marketable securities	$60,713	$57,633
Accounts receivable, net	10,168	10,842
Inventories, net	11,119	10,437
Other	5,843	4,873

Total current assets	87,843	83,785
Property, equipment and improvements, net	20,000	19,888
Identifiable intangible assets and goodwill, net	24,201	23,603
Net deferred tax assets	4,534	4,224
Other	946	1,040

Total assets	$137,524	$132,540

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term borrowing	$2,147	$1,983
Accounts payable	6,110	5,742
Accrued expenses and income taxes payable	18,050	18,250
Restructuring accruals	11	17

Total current liabilities	26,318	25,992
Net deferred tax liabilities	571	685

Total liabilities	26,889	26,677
Total stockholders’ equity	110,635	105,863

Total liabilities and stockholders’ equity	$137,524	$132,540

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DIGI INTERNATIONAL INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE THREE MONTHS ENDED DECEMBER 31, 2003 AND 2002
(in thousands)
(Unaudited)

	Three months ended

	December 31, 2003	December 31, 2002

Operating activities:
Net income (loss)	$1,647	$(42,796)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Restructuring	—	(132)
Depreciation of property and equipment	657	764
Amortization of intangible and other assets	1,550	1,749
Goodwill impairment charge	—	43,866
Benefit for doubtful accounts and product returns	(96)	(100)
Provision for inventory obsolescence	111	466
Gain on sale of fixed assets	—	(3)
Stock compensation	68	30
Tax benefit related to the exercise of stock options	534	—
Changes in operating assets and liabilities	(1,717)	(2,736)

Total adjustments	1,107	43,904

Net cash provided by operating activities	2,754	1,108

Investing activities:
Sale (purchase) of held-to-maturity marketable securities, net	3,895	(1,374)
Contingent purchase price payments related to business acquisitions	(1,962)	(2,018)
Proceeds from sale of fixed assets	—	6
Purchase of property, equipment, intangibles, and improvements	(371)	(153)

Net cash provided by (used in) investing activities	1,562	(3,539)

Financing activities:
Borrowing under line of credit	—	708
Principal payments on long-term debt	—	(32)
Purchase of treasury stock	—	(3,603)
Stock option transactions	1,858	—
Employee stock purchase plan transactions	335	136

Net cash provided by (used in) financing activities	2,193	(2,791)

Effect of exchange rate changes on cash and cash equivalents	467	125

Net increase in cash and cash equivalents	6,976	(5,097)
Cash and cash equivalents, beginning of period	17,228	33,490

Cash and cash equivalents, end of period	$24,204	$28,393

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First Quarter Fiscal 2004 Conference Call Details

Digi invites all those interested in hearing management’s discussion of the quarter to attend our first fiscal quarter 2004 conference call, scheduled for Thursday, January 15, 2004, at 4:00 p.m. CT, either by phone or on the Web. Participants can access the call directly at 1-800-633-8406. International participants may access the call by dialing 212-748-2782. A replay will be available for one week following the call by dialing 402-977-9140 and entering the following access code when prompted: 21180074. Participants may also access a live web cast of the conference call through the investor relations section of Digi’s Web site, www.digi.com.

About Digi International

Digi International, based in Minneapolis, is the leader in Connectware and makes device networking easy by developing products and technologies that are cost effective and easy to use. Digi markets its products through a global network of distributors and resellers, systems integrators and original equipment manufacturers (OEMs). For more information, visit Digi’s web site at www.digi.com, or call 800-344-4273 (U.S.) or 952-912-3444 (International).

Digi, Digi International, and the Digi logo are trademarks or registered trademarks of Digi International Inc. in the United States and other countries. All other brand names and product names are trademarks or registered trademarks of their respective owners.

Forward-looking Statements

This press release contains statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which generally can be identified by the use of forward-looking terminology such as “anticipate,” “believe,” target,” “estimate,” “may,” “will,” “expect,” “plan,” “project,” “should,” or “continue” or the negative thereof or other variations thereon or similar terminology. Such statements are based on information available to management as of the time of such statements and relate to, among other things, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market and statements regarding the Company’s mission and vision. Such statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, including risks related to the highly competitive market in which the Company operates; rapid changes in technologies that may displace products sold by the Company, declining prices of networking products, the Company’s reliance on distributors, delays in the Company’s product development efforts, uncertainty in consumer acceptance of the Company’s products, and changes in the Company’s level of revenue or profitability. These and other risks, uncertainties and assumptions identified from time to time in the Company’s filings with the Securities and Exchange Commission, including without limitation, its annual report on Form 10-K for the year ended September 30, 2003 and its quarterly reports on Form 10-Q, could cause the Company’s future results to differ materially from those expressed in any forward-looking statements made by or on behalf of the Company. Many of such factors are beyond the Company’s ability to control or predict. These forward-looking statements

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speak only as of the date for which they are made. The Company disclaims any intent or obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

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Digi International Contact S. (Kris) Krishnan (952) 912-3125 s_krishnan@digi.com	Investors Contact Laura Wyrick, Dian Griesel The Investor Relations Group New York, NY 212-825-3210 mail@investorrelationsgroup.com